Annex I

To the Distribution Agreement by and between

SSGA Active Trust and State Street Global Advisors Funds Distributors, LLC

Fund	Symbol	Listing Exchange
SPDR SSGA Multi-Asset Real Return ETF	RLY	NYSE Arca, Inc.
SPDR SSGA Income Allocation ETF	INKM	NYSE Arca, Inc.
SPDR SSGA Global Allocation ETF	GAL	NYSE Arca, Inc.
SPDR Blackstone Senior Loan ETF	SRLN	NYSE Arca, Inc.
SPDR SSGA Ultra Short Term Bond ETF	ULST	NYSE Arca, Inc.
SPDR DoubleLine Total Return Tactical ETF	TOTL	NYSE Arca, Inc.
SPDR DoubleLine Short Duration Total Return Tactical ETF	STOT	Cboe BZX Exchange, Inc.
SPDR DoubleLine Emerging Markets Fixed Income ETF	EMTL	Cboe BZX Exchange, Inc.
SPDR SSGA US Sector Rotation ETF	XLSR	NYSE Arca, Inc.
SPDR SSGA Fixed Income Sector Rotation ETF	FISR	NYSE Arca, Inc.
SPDR Nuveen Municipal Bond ETF	MBND	Cboe BZX Exchange, Inc.
SPDR Loomis Sayles Opportunistic Bond ETF	OBND	Cboe BZX Exchange, Inc.
SPDR Blackstone High Income ETF	HYBL	Cboe BZX Exchange, Inc.
SPDR Nuveen Municipal Bond ESG ETF	MBNE	Cboe BZX Exchange, Inc.
SPDR SSGA US Equity Premium Income ETF	SPIN	Cboe BZX Exchange, Inc.
SPDR Galaxy Digital Asset Ecosystem ETF	DECO	The NASDAQ Stock Market LLC
SPDR Galaxy Hedged Digital Asset Ecosystem ETF	HECO	The NASDAQ Stock Market LLC
SPDR Galaxy Transformative Tech Accelerators ETF	TEKX	The NASDAQ Stock Market LLC
SPDR SSGA My2026 Municipal Bond ETF	MYMF	The NASDAQ Stock Market LLC
SPDR SSGA My2027 Municipal Bond ETF	MYMG	The NASDAQ Stock Market LLC
SPDR SSGA My2028 Municipal Bond ETF	MYMH	The NASDAQ Stock Market LLC
SPDR SSGA My2029 Municipal Bond ETF	MYMI	The NASDAQ Stock Market LLC
SPDR SSGA My2030 Municipal Bond ETF	MYMJ	The NASDAQ Stock Market LLC
SPDR SSGA My2026 Corporate Bond ETF	MYCF	The NASDAQ Stock Market LLC
SPDR SSGA My2027 Corporate Bond ETF	MYCG	The NASDAQ Stock Market LLC
SPDR SSGA My2028 Corporate Bond ETF	MYCH	The NASDAQ Stock Market LLC
SPDR SSGA My2029 Corporate Bond ETF	MYCI	The NASDAQ Stock Market LLC
SPDR SSGA My2030 Corporate Bond ETF	MYCJ	The NASDAQ Stock Market LLC
SPDR SSGA My2031 Corporate Bond ETF	MYCK	The NASDAQ Stock Market LLC
SPDR SSGA My2032 Corporate Bond ETF	MYCL	The NASDAQ Stock Market LLC
SPDR SSGA My2033 Corporate Bond ETF	MYCM	The NASDAQ Stock Market LLC
SPDR SSGA My2034 Corporate Bond ETF	MYCN	The NASDAQ Stock Market LLC
SPDR SSGA Apollo IG Public & Private Credit ETF	PRIV	NYSE Arca, Inc.

Dated: February 26, 2025